Hurricane AMT, LLC and Subsidiary

Consolidated Financial Statements
Six Months Ended July 1, 2018 and June 25, 2017

Hurricane AMT, LLC and Subsidiary

Consolidated Financial Statements

Six Months Ended July 1, 2018 and June 25, 2017

Hurricane AMT, LLC and Subsidiary

Contents

Consolidated Financial Statements

Consolidated Balance Sheets (Unaudited)	4

Consolidated Statements of Operations and Changes in Members’ Deficit (Unaudited)	5

Consolidated Statements of Cash Flows (Unaudited)	6-7

Notes to Consolidated Financial Statements (Unaudited)	8-18

2

Consolidated Financial Statements

3

Hurricane AMT, LLC and Subsidiary

Consolidated Balance Sheets

	July 1,	December 31,
	2018	2017
	(Unaudited)

Assets

Current Assets
Cash	$253,432	$225,981
Restricted cash	357,885	23,670
Franchisee receivables, net of allowance of $86,349 and $93,000 as of July 1, 2018 and December 31, 2017, respectively	298,662	254,386
Other receivables	308,200	271,236
Note receivable	26,000	-
Prepaid expenses and other current assets	143,552	32,440
Marketing fund receivable	295,718	417,610
Due from related parties	1,744,417	1,339,871

Total Current Assets	3,427,866	2,565,194

Property and Equipment, net of accumulated depreciation of $197,003 and $193,280 as of July 1, 2018 and December 31, 2017, respectively	149,589	83,177

Other Assets
Intangible assets, net of accumulated amortization of $1,886,266 and $1,635,883 as of July 1, 2018 and December 31, 2017, respectively	2,430,459	2,665,841
Deposits	21,932	21,932

Total Other Assets	2,452,391	2,687,773

Total Assets	$6,029,846	$5,336,144

Liabilities and Members’ Deficit

Current Liabilities
Current portion of notes payable	$895,113	$809,711
Current portion of related party notes payable	701,000	36,096
Accounts payable and accrued expenses	2,377,889	1,783,235
Due to related parties	1,873,799	1,597,802
Current portion of deferred Pepsi incentive funds	181,298	189,809
Current portion of deferred franchise fees	96,000	135,750
Current portion of deferred rent	6,220	6,440

Total Current Liabilities	6,131,319	4,558,843

Long-Term Liabilities
Notes payable, net of current portion	1,224,547	1,537,756
Related party notes payable, net of current portion	1,544,210	1,148,976
Deferred Pepsi incentive funds, net of current portion	175,500	253,989
Deferred franchise fees, net of current portion	640,000	641,556
Deferred rent, less current portion	69,745	67,125

Total Liabilities	9,785,321	8,208,245

Members’ Deficit	(3,755,475)	(2,872,101)

Total Liabilities and Members’ Deficit	$6,029,846	$5,336,144

The accompanying notes are an integral part of these interim consolidated financial statements.

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Hurricane AMT, LLC and Subsidiary

Consolidated Statements of Operations and Changes in Members’ Deficit

(Unaudited)

	July 1,	June 25,
Six Months Ended	2018	2017

Revenues
Royalties	$1,692,558	$1,980,495
Franchise fees	105,000	75,000
Restaurant revenue	-	17,695

Total Revenues	1,797,558	2,073,190

Operating Expenses
Franchise fees paid to area directors	-	1,000
Restaurant operating expenses	67,134	46,224
Cost of training	44,448	684
Selling, general, and administrative expenses	2,190,001	2,687,365
Depreciation and amortization	254,307	226,259

Total Operating Expenses	2,555,890	2,961,532

Operating Loss	(758,332)	(888,342)

Other (Expense) Income
Interest expense	(155,661)	(99,147)
Other income, net	30,619	22,462

Total Other (Expense) Income, net	(125,042)	(76,685)

Net Loss	(883,374)	(965,027)

Members’ Deficit, beginning of period	(2,872,101)	(809,997)

Share based awards issued	-	114,000

Members’ Deficit, end of period	$(3,755,475)	$(1,661,024)

The accompanying notes are an integral part of these interim consolidated financial statements.

5

Hurricane AMT, LLC and Subsidiary

Consolidated Statements of Cash Flows

(Unaudited)

	July 1,	June 25,
Six Months Ended	2018	2017

Operating Activities
Net loss	$(883,374)	$(965,027)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	254,307	226,259
Deferred rent amortization	2,400	4,332
Bad debt expense	790	211,314
Stock-based compensation	-	114,000
(Increase) decrease in:
Franchisee receivables	(45,066)	(134,146)
Other receivables	(62,964)	254,248
Prepaid expenses and other current assets	(111,112)	(11,835)
Marketing fund receivable	121,892	(39,672)
Deposits	-	(27,086)
Increase (decrease) in:
Accounts payable and accrued expenses	746,787	415,649
Deferred Pepsi incentive funds	(87,000)	-
Deferred franchise fees	(41,306)	352,250

Net Cash (Used in) Provided by Operating Activities	(104,646)	400,286

Investing Activities
Acquisition of property and equipment	-	(9,998)
Net advances to related parties	(404,546)	(152,254)
Intangible asset acquired	15,000	-

Net Cash Used In Investing Activities	(419,546)	(162,252)

6

Hurricane AMT, LLC and Subsidiary

Consolidated Statements of Cash Flows

(Unaudited)

	July 1,	June 25,
Six Months Ended	2018	2017

Financing Activities
Net advances from related parties	275,997	47,949
Proceeds from notes payable from members	1,096,234	-
Issuance of notes payable	26,441	202,501
Repayments on notes payable	(476,718)	(386,841)
Repayments on related party notes payable	(36,096)	(20,541)

Net Cash Provided by (Used in) Financing Activities	885,858	(252,830)

Net Increase in Cash	361,666	(14,796)

Cash and Restricted Cash, beginning of period	249,651	217,244

Cash and Restricted Cash, end of period	$611,317	$202,448

Supplemental Disclosure of Cash Flow Information

Cash paid during the year for interest	$83,537	$100,820

Supplemental Disclosure of Non-Cash Flow Information

Settlement of accrued liability with note payable	$150,000	$-
Settlement of other receivables with a note receivable	$26,000	$-
Purchase of equipment with equipment notes	$72,470	$-

The accompanying notes are an integral part of these interim consolidated financial statements.

7

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

1. Summary of Significant Accounting Policies

Nature of Operations

Hurricane AMT, LLC (the “Company”) franchises restaurants under the name “Hurricane Grill and Wings”, which is a beach-themed casual restaurant that serves fresh chicken wings, prepared in a variety of flavors, as well as a selection of burgers, salads and seafood and “Hurricane Burgers Tacos Wings” (“BTW”), which offers limited menu featuring most popular items from “Hurricane Grill and Wings”. The Company is organized under applicable Florida law as a Limited Liability Company (LLC).

At July 1, 2018 and June 25, 2017, the Company was the franchisor for 58 and 61 restaurants, respectively, located in the states of Florida, Arizona, Indiana, New York, North Carolina, Michigan, Minnesota, Iowa, Colorado, Georgia, Alabama, Maryland, Tennessee, Louisiana, Oklahoma, California and Texas. At July 1, 2018 and June 25, 2017, a related party, Hurricane Wings Management, LLC (HWM), is a franchisee of the Company operating five and eight restaurants, respectively. Franchised store activity is as follows for the periods ended:

Six months ended	July 1, 2018	June 25, 2017

Beginning of period	57	67
Stores opened during the period	5	-
Stores closed during the period	(4)	(6)

Total stores at the end of period	58	61

Hurricane Media, LLC (the “Marketing Fund”), a wholly-owned subsidiary of the Company, was formed in 2011 for the purpose of administering a Marketing Fund on behalf of the Hurricane Grill and Wings and BTW franchise systems.

Purchase of the Company by FAT Brands Inc.

The Company’s members sold their membership interests in conjunction with the Amended and Restated Membership Interest Purchase Agreement (“Agreement”) as of July 3, 2018 to FAT Brands, Inc. (“FAT”) for a total purchase price of $12,500,000, payable in cash of $8,000,000 and 450 units of preferred stock and warrants valued at $10,000 per unit. Each “unit” consists of 100 shares of Series A-1 Fixed Rate Cumulative Preferred Stock and a 5-year warrant to purchase 125 shares of FAT’s common stock at $8.00 per share.

At closing, the cash delivered to the members was after disbursements were made for all indebtedness (including related-party debt), other corporate liabilities (except for those incurred and payable in the normal course of business), and various option and liquidating payments. The transaction was subject to customary closing conditions, including, among others, (1) compliance with all applicable laws and regulations, (2) the accuracy of all representations and warranties made by the Company, (3) the performance in all material respects by both the Company and FAT of their obligations under the Agreement, and (4) the absence of any material adverse effect (as defined in the Agreement) since the date of the Agreement. The Agreement also provides for a post-closing audit of the Hurricane Media Fund, LLC by an independent third-party. In connection with this audit, any improprieties, errors or shortfalls in excess of $10,000 in the aggregate shall be paid by the sellers to FAT plus the cost of the audit.

8

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Principles of Consolidation

The consolidated financial statements include the accounts of Hurricane AMT, LLC and its wholly-owned subsidiary, Hurricane Media, LLC. The consolidated entity is referred to as “the Company.” All significant inter-company balances and transactions have been eliminated.

Basis of Presentation

The accompanying consolidated financial statements have been prepared on an accrual basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments, consistent of only normal recurring adjustments necessary for a fair statement of its financial position as of July 1, 2018 and its results of operations and cash flows for the six months ended July 1, 2018 and June 25, 2017. The consolidated balance sheet at December 31, 2017 was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements.

Variable Interest Entities

The Company has evaluated its business relationships with franchisees, affiliates and related parties to identify potential variable interest entities and has concluded that consolidation is not required for the periods presented.

Long-Lived Assets

The carrying value of long-lived assets, which includes amortizing intangibles and property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset or asset group to estimated undiscounted future cash flows expected to be generated by the asset or asset group. The estimated cash flows include management’s assumptions of cash inflows and outflows directly resulting from the use of the asset or asset group in operations. If the carrying amount of the asset or asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset or asset group exceeds its estimated fair value.

During the six months ended July 1, 2018 and June 25, 2017, the Company determined that no impairment of intangible assets had occurred. The intangible assets subject to amortization are amortized on a straight-line basis over the life of each respective agreement, which range from 5 to 20 years.

Intangible Assets Not Subject to Amortization

Intangible assets deemed to have an indefinite life are evaluated for impairment annually or immediately if conditions indicate that such impairment could exist. During the six months ended July 1, 2018 and June 25, 2017, there was no impairment of the Company’s franchise system.

9

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Revenue Recognition

Franchising

The Company generates revenues from franchising through individual franchise agreements and area development agreements. Franchise revenues are recognized in accordance with Accounting Standards Codification (ASC) 952, Franchisors, which requires deferral of initial franchise fees until substantial performance of franchisor obligations is complete. Typically, completion of substantial performance is deemed to be the date of the opening of the new restaurant. Initial franchise fees are deferred until the franchisee begins operations or the franchise agreement is defaulted.

For new franchise restaurant openings, the Company’s current franchise agreement requires the franchisee to pay an initial, non-refundable fee of up to $35,000 upon the signing of the agreement and continuing weekly royalty fees of up to 5.0% of gross sales. The initial term of the franchise agreement is generally twenty years with two ten-year renewal options subject to certain conditions. In some cases, the Company may enter into a multi-unit development agreement (a “Development Agreement”) with a franchisee, which allows a single franchisee to open more than one restaurant in a specified geographical area. Royalty revenue from restaurant sales is recognized as earned by the Company on a daily basis and collected weekly. Both franchisees and related party stores pay royalties.

Area development fees are dependent upon the number of restaurants required to be opened in a designated territory, as are the Company’s obligations under each area development agreement. Area development revenue is recognized proportionately as planned restaurants are opened or upon cancellation of the area development agreement by the Company due to a default as outlined in the agreement.

In connection with its franchising operations, the Company has entered into several area director agreements. These agreements, among other provisions, require the Company to pay 50% of the franchise fee received, when a franchise is sold in a territory covered by an area director agreement and up to 2% of certain franchise and other fees collected from the franchisees to the area director. At July 1, 2018 and December 31, 2017, the Company had deferred costs of $309,306 and $318,000, respectively, related to franchise fees paid to area directors for franchised locations that are under development and have not opened. These deferred costs are included as a reduction of deferred franchise fees on the accompanying Consolidated Balance Sheets. Incremental direct costs are deferred and recognized when the related franchise fees are recognized.

Training Fees

When a new franchise is sold, the Company agrees to provide certain services to the franchisee including initial training, new restaurant opening assistance, as well as other ongoing support and training. These training fees are recognized when the arrangement exists, services are performed, the price is fixed or determinable and collectability is reasonably assured.

Restaurant Revenue

Revenue from restaurant sales is recognized when food, beer, wine or liquor products are sold and is presented net of customer and employee discounts and comps.

10

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Marketing Fund

An advertising fee of up to 3.0% of gross sales is collected from all franchisees and related parties for general marketing, advertising, and publicity administered by the Marketing Fund on behalf of the Hurricane Grill and Wings and BTW franchise systems. In addition, the Marketing Fund receives funds from various vendors for promoting the use of the vendors’ products by the franchisees and related parties. Weekly contributions to the Marketing Fund by franchisees and related parties are recorded as a liability until the funds are disbursed on advertising expense, as defined in the franchise agreements. The Marketing Fund is reduced as advertising occurs. The Marketing Fund receivable represents fund expenses in excess of fund income from franchisees, related affiliates and vendor related incentives as of July 1, 2018 and December 31, 2017.

Management entered into an incentive agreement with a Pepsi during 2017, which provides incentive funds totaling $510,000 which will be recognized as a reduction to the marketing fund receivable as earned over the term of the vendor agreement. During 2017, the Company received cash proceeds of $335,000 and recorded a receivable for the remaining $175,000 as of December 31, 2017 which is included in Other receivables on the Consolidated Balance Sheets. The Company has recognized accretion of $87,000 as a reduction of the marketing fund receivable for the six months ended July 1, 2018 and recorded a Deferred Pepsi incentive funds liability on the Consolidated Balance Sheets of $356,798 and $443,798, at July 1, 2018 and December 31, 2017, respectively.

Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Hurricane AMT, LLC, with the consent of its members, has elected to be formed as a limited liability company. Hurricane AMT, LLC has also elected to be treated as a partnership for federal and state income tax purposes. Hurricane Media, LLC, with the consent of its member, has elected to be formed as a limited liability company and is considered a disregarded entity for federal and state income tax purposes.

In lieu of paying taxes at the Company’s level, the earnings and losses are included in the tax returns of the members. Therefore, no provision or liability for federal or state income taxes has been included in the consolidated financial statements.

The Company accounts for uncertainty in income taxes using the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740, Income Taxes. Using that guidance, tax positions initially need to be recognized in the consolidated financial statements when it is more-likely-than-not the positions will be sustained upon examination by the tax authorities. A recognized tax position is then measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement.

For the six months ended July 1, 2018 and June 25, 2017, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the consolidated financial statements. Additionally, the Company did not incur any interest and penalties related to income taxes.

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Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Fair Value Measurement and Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and equivalents, restricted cash, accounts receivable and accounts payable, other receivables, note receivable, due to and due from related parties, and notes payable and related party notes payable. The carrying amounts of cash and equivalents, restricted cash, accounts receivable and accounts payable, other receivables, note receivable, and due to and from related parties approximate their fair values due to their short maturities. The carrying amount of the Company’s notes payable and related party notes payable approximates fair value due to the interest rates approximating interest rates of debt with similar risk.

The FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.
●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
●	Level 3 inputs to the valuation methodology us one or more unobservable inputs which are significant to the fair value measurement.

As of July 1, 2018 and December 31, 2017, respectively, the Company did not have any assets and liabilities required to be presented on the consolidated balance sheets at fair value.

Recently Issued Accounting Pronouncements

In November 2016, the FASB issued Accounting Standards Update (ASU) 2016-18, Statement of Cash Flow (Sub Topic 230-10), Presentation of Restricted Cash in the Statement of Cash Flow (ASU 2016-18). ASU 2016-18 amends Sub Topic 230-10 to clarify the presentation of restricted cash in the statement of cash flows. The amendments require that a statement of cash flows explain the change during the period in restricted cash and restricted cash equivalents, in addition to changes in cash and cash equivalents. This standard is effective for fiscal years beginning after December 15, 2017 for public companies and December 15, 2018 for private companies, with early adoption permitted. The Company has adopted this standard effective January 1, 2018 and adjusted the consolidated statements of cash flows accordingly.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which is a comprehensive new revenue recognition standard that will supersede existing revenue recognition guidance. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. FASB issued ASU 2015-14 that deferred the effective date until annual periods beginning after December 15, 2017 for public companies and December 15, 2018 for private companies. Earlier adoption is permitted subject to certain limitations. The amendments in this update are required to be applied retrospectively to each prior reporting period presented or with the cumulative effect being recognized at the date of initial application. Management is currently evaluating the impact of this ASU on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-04, Liabilities - Extinguishment of Liabilities (Sub Topic 405-20), “Recognition of Breakage for Certain prepaid Stored-Value Products” (ASU 2016-04). ASU 2016-04 amends Sub Topic 405-20 to exempt prepaid stored-value products (gift cards) from the guidance on extinguishing financial liabilities. Rather, they will be subject to breakage accounting consistent with the new revenue standard in Topic 606 (discussed above). The exemption only applies to breakage of liabilities that are not subject to unclaimed property laws or that are attached to segregated bank accounts, for instance consumer debit cards. This standard is effective for fiscal years beginning after December 15, 2017 for public companies and December 15, 2018 for private companies, with early adoption permitted. The Company has adopted this standard effective January 1, 2018 and noted the impact of the standard was not material to the consolidated financials statements.

In February 2016, FASB issued ASU 2016-02, Leases. The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the Balance Sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for private companies for fiscal years beginning after December 15, 2018 for public companies and December 15, 2019 for private companies, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.

12

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

Additionally, in July 2018, the FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases and ASU 2018-11, Leases, Targeted Improvements. The amendments in these updates provide additional clarification and implementation guidance on certain aspects of ASU 2016-02 and have the same effective and transition requirements as ASU 2016-02. Specifically, ASU 2018-11 creates an additional transition method option allowing entities to record a cumulative effect adjustment to opening retained earnings in the year of adoption. The Company is currently analyzing the impact of the pending adoption of this new standard on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurements (Topic 820) – Disclosure Framework – Changes to the Disclosure Requirement for Fair Value Measurement, which modifies the disclosure requirements on fair value measurements. The amendments are effective for all entities for fiscal years beginning after December 15, 2019. The Company is evaluating this standard and the impact on the Company’s consolidated financial statements.

Management reviewed all other significant newly issued accounting pronouncements and concluded that they are either not applicable to the Company’s business or that no material effect is expected on the consolidated financial statements as a result of future adoption.

2. Notes Payable

On January 4, 2018, the Company borrowed a total of $100,000 for working capital purposes from its members. This debt accrues interest at 12% and is currently payable upon demand.

On February 15, 2018, the Company borrowed $50,000 from a non-bank lender to finance certain computer software. The note calls for monthly payments of $4,303 for 12 months and matures in February 2019.

On May 15, 2018, the Company borrowed $22,470 from an equipment supplier to finance the purchase of equipment in an affiliate-owned restaurant. The note calls for monthly payments of $2,500 and matures in March 2019.

On May 30, 2018, the Company signed an unsecured note for $25,751 with a non-bank lender to finance insurance premiums for the 2018-2019 plan year. The note calls for monthly payments of $2,683 for 10 months and matures in April 2019.

In March 2018, the Company entered into a line of credit arrangement for $1,500,000 with two of its members. All advances must be approved by these members in order to initiate funding. Amounts advanced under this facility are subject to a 6% interest rate paid monthly and is payable in full at maturity, being September 30, 2019. Through July 1, 2018, there had been $996,234 in advances that were used for debt service, advances to affiliated companies for legal and construction expenditures and general working capital purposes.

On June 15, 2018, the Company reached an agreement with a former Area Director whereby a $150,000 termination fee that was accrued at December 31, 2017, was settled for a $150,000 note payable. The note carries at 6.00% interest rate, calls for monthly payments of $4,541 for 36 months, matures in May 2021 and is secured by future royalty fees generated by any franchised restaurant in Georgia and certain counties in Florida and Alabama.

13

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

All of the Company’s financing arrangements were paid in full in conjunction with the purchase by Fat Brands (see Note 1).

3. Related Party Transactions

The Company provides or is provided certain employees and services with an affiliate, for which the Company charges or is charged the allocable share of the costs incurred. In addition, the Company provides health insurance coverage to its employees through a plan owned by the same affiliate. Total costs incurred by the Company from the affiliate, net of amounts charged to the affiliate, amounted to approximately $152,600 and $208,500, for the six months ended July 1, 2018 and June 25, 2017, respectively. At July 1, 2018 and December 31, 2017, amounts due to the affiliate for these costs and other advances were $1,873,799 and $1,597,802, respectively. The advances are non-interest bearing and due on demand. These advances comprise the Due to Related Parties on the Consolidated Balance Sheets.

At July 1, 2018 and June 25, 2017, a related party is a franchisee of the Company. At July 1, 2018 and December 31, 2017, the related party owed the Company $1,744,417 and $1,339,871, respectively, for expenses paid by the Company on behalf of the related party, including the purchase of furniture and payroll expenses. The advances are non-interest bearing and due on demand. The Company recognized royalties for these stores of $223,225 and $269,228 for the six months ended July 1, 2018 and June 25, 2017, respectively. The Marketing Fund received advertising fees from these stores of $85,664 and $110,800 for the six months ended July 1, 2018 and June 25, 2017, respectively.

The Company has notes payable to members for $2,245,210 and $1,185,072 as of July 1, 2018 and December 31, 2017, respectively.

In 2016, the Company entered into a consulting agreement with a member. The member received compensation from the consulting agreement totaling $22,235 and $25,000 for the six months ended ended July 1, 2018 and June 25, 2017, respectively. In 2018, this consulting agreement was terminated and the said member became an employee of the Company.

4. Commitments and Contingencies

Restaurants Under Development

At July 1, 2018 and December 31, 2017, the Company had 10 and 14 franchise agreements, respectively, for new restaurants that are being developed and have not yet opened.

Contingencies

From time to time the Company is subject to lawsuits and other charges from franchisees and employees, which are typical within the industry. In the opinion of management, any remaining open matters will not have a material effect upon the financial position of the Company.

14

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

On January 18, 2017, a lawsuit involving a Florida franchisee was filed in Palm Beach County, Florida. The lawsuit, 4 Sands, LLC vs. Hurricane AMT, LLC et al., involves the closing of a formerly company-owned restaurant that was purchased by the plaintiff in May 2015 and alleges that inadequate disclosure was provided to the plaintiff in connection with said purchase. Management believes that the case is without merit and intends to mount a vigorous defense. A discovery meeting on this matter is set for December 2018. Accordingly an estimate of the damages, if any, cannot be determined at this time.

The Company is a co-defendant in various lawsuits involving its guarantee of certain affiliate store leases whereby plaintiff is seeking damages for breach of contract and breach of guarantee. Management believes that these cases are without merit and intends to mount a vigorous defense. Accordingly an estimate of the damages, if any, cannot be determined at this time.

In 2018, the Company noted certain franchisees have threatened to file a lawsuit against the Company seeking damages to the Company’s handling of the franchisees’ media contribution fees. The franchisees have yet to file a lawsuit, but have requested a lump sum payment of $2,100,000, as well as, non-monetary demands, in settlement of these claims. The Company denies any wrongdoing and would vigorously defend this action. Accordingly an estimate of the damages, if any, cannot be determined at this time.

In 2018, T&T Holdings LLC (T&T) has threatened the Company with litigation in the event that the Company sells all or substantially all of its assets to FAT. T&T claims that, pursuant to an agreement dated February 15, 2011, the Company agreed to pay T&T an amount of money designated as “liquidating event compensation” to compensate T&T for franchise development efforts in the event of a sale of substantially all of the Company’s assets before a certain period of time had elapsed. T&T claims that, should the Company consummate its contemplated sale to FAT, the contractually agreed upon formula would require the Company to pay liquidating event compensation in the approximate amount of $750,000. The Company agrees that liquidating event compensation would be due, but alleges that the compensation would be $254,026. The parties are currently attempting to negotiate a settlement of this claim. The Company intends to vigorously defend the claim. The Company has accrued $254,026 related to this litigation as of July 1, 2018.

In 2018, the Company has received a demand letter dated June 27, 2018 on behalf of Hurricane Wings Bradenton Investor, LLC, Hurricane Wings International Drive Investor, LLC, and Proteggere, LLC, as assignee of Greenstalk Capital, LLC (collectively, the “Greenstalk Entities”). The Greenstalk Entities allege breaches of franchise law, certain franchisee side letter agreements, and that certain Grant of Options dated April 23, 2015. The Greenstalk Entities have requested a lump sum payment of $1,424,526 in settlement of these claims. The parties have schedule a pre-suit mediation for this matter. If settlement fails, it is currently not possible to estimate what the likelihood of an unfavorable outcome is, as the claim has not yet proceeded to litigation and discovery. The Company intends to vigorously defend the claim.

Area Directors

In February 2011, the Company entered into an agreement (the “T&T Agreement”) that, among other things, grants certain area directors an option to acquire an ownership interest in the Company after the Company achieves a certain number of opened restaurants within specified territories, as defined in the agreement. The options are exercisable through December 31, 2019. If the options are not exercised by the exercisable date, then the interests will be issued as of January 1, 2020. If the specified number of restaurants is not opened by the exercisable date, the interests issued will be reduced pro-rata based on the number of restaurants opened and operating as of December 31, 2019.

15

Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

If prior to the issuance of the interest, all or a portion of the Company’s membership interests or substantially all of the Company’s assets are sold to, or a binding agreement shall be entered into for the sale of all or a portion of the Company’s membership interests or substantially all of the Company’s assets to an unrelated third party, then T&T shall be entitled to compensation as defined. Compensation shall be on same terms and of the same type as received by the Company and its members. In the case of a partial sale, T&T shall receive compensation multiplied by the percentage of the Company’s ownership sold, and T&T shall also receive 5% of the remaining membership’s interests owned by the then-existing members, after giving effect to the issuance or transfer of such interests.

As of the date of financial statement issuance, the terms of the agreement have been achieved as a result of the sale of the Company. See further discussion in the “Contingencies” section in Note 4.

Lease Guarantees

In connection with the opening of restaurants owned by affiliated companies, the Company has guaranteed real estate leases as follows:

As of July 1, 2018, the Company had an outstanding guarantee related to the lease of an affiliated entity, which subleases the property (Lake Worth) to a third party franchisee of the Company. The Company’s maximum exposure to loss is limited to $100,000 as of July 1, 2018. The guarantee expires in 2021.

As of July 1, 2018, the Company had an outstanding guarantee related to the lease of an affiliated entity, which sub-leases the operations of a restaurant (Mission Bay) as a franchisee of the Company. The Company’s maximum exposure to loss is limited to one year’s payments under the lease which approximates $177,000 as of July 1, 2018. The guarantee expires in 2019. In 2018, the sub-lessee of the affiliate abandoned the property for which five months of rent payments are currently owed. The Company notes the affiliated entity has the financial wherewithal and intention to fulfill its obligation, if any.

As of July 1, 2018, the Company had an outstanding guarantee related to the lease of an affiliated entity, which operates a restaurant (Jupiter) as a franchisee of the Company. The Company’s maximum exposure to loss is limited to one year’s payment under the lease which approximates $146,000 as of July 1, 2018. The guarantee expires in 2023.

As of July 1, 2018, the Company had an outstanding guarantee related to the lease of a restaurant property (Pembroke Pines), which was previously operated by an affiliated entity as a franchisee of the Company. During 2015, the restaurant was sold to an unaffiliated party, which operated the restaurant until September 2017. In December 2017, the restaurant was sold to another unaffiliated party. As part of that sale, the Company was required to make an $11,713 contribution towards December 2017 rent. During 2018, the new tenant has made certain rent payments and currently owes approximately $73,000 in rent payments. The Company has continued to be a guarantor throughout these transfers and presently remains a guarantor under the lease. Its maximum exposure to loss is limited to one years’ payments amounting to approximately $197,000 as of July 1, 2018, plus any unpaid rent. The guarantee expires in 2021. In May 2018, the landlord filed suit for damages under the lease. This case is still in the discovery stage, and, it is currently not possible to estimate the damages in the event of an unfavorable outcome. As such, no liability has been recorded on the consolidated financial statements related to this matter.

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Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

As of July 1, 2018, the Company had an outstanding guarantee related to the lease of an affiliated entity, which operates a restaurant (Orlando) as a franchisee of the Company. The Company’s maximum exposure to loss is limited to one year’s payment under the lease amounting to approximately $187,000 as of July 1, 2018. The guarantee expires in 2024.

The Company had an outstanding guarantee related to the lease of an affiliated entity, which operated a restaurant (Bradenton) as a franchisee of the Company. The Company’s maximum exposure to loss was limited to one year’s payment under the lease plus the unamortized portion of the tenant improvement allowance amounting to approximately $104,000. In June 2018, the lease agreement was terminated and the Company no longer has an outstanding guarantee.

As of July 1, 2018, the Company has an outstanding guarantee related to the lease of an affiliate entity, which operated a restaurant (Boynton Beach). The Company’s maximum exposure to loss is limited to two years’ payments under the lease amounting to approximately $264,000 as of July 1, 2018. After the two years, the guarantee will become limited to a rolling six month guarantee for an additional two years. The guarantee expires in 2023.

The Company had an outstanding guarantee related to the lease of an affiliated entity, which operated a restaurant (BTW Imperial Point) as a franchisee of the Company. The Company’s maximum exposure to loss was limited to one year’s payment under the lease. In January 2018, the lease agreement was terminated and the Company no longer has an outstanding guarantee. In conjunction with the lease termination, the affiliate and guarantors agreed to an accelerated amount of $131,448 which was advanced to the affiliate by the Company in January 2018 and recorded as a due from related party on the Consolidated Balance Sheets.

As of July 1, 2018, the Company had an outstanding guarantee related to the lease for property in Redington Beach, FL, which will tentatively be used as a restaurant operated by an affiliate. The affiliate has not yet taken possession of the premises, pending completion of work by the landlord. The possession date shall be no later than November 28, 2018, and rent commencement starts 90 days thereafter. The Company’s guarantee is limited to six month’s rent and common area charges, which are estimated at $64,000 in total.

Lender Guarantee

On October 10, 2012, the Company entered into an Ultimate Net Loss Agreement (the “UNL Agreement”) with Franchise Credit, LLC (formerly known as Mount Pleasant Capital, LLC) (“Lender”). The Lender will provide financing of up to $5,000,000 to the Company’s franchisees which meet certain minimum financial requirements as defined in the Agreement. The Company will provide a limited guaranty of 5% of the aggregate principal balance outstanding on guaranteed loans funded by the Lender. In no event, however, shall the guarantee amount ever be less than $350,000 until such time as 5% of the aggregate principal balance, for all guaranteed loans exceeds $350,000 at which time the Lender and Company will reevaluate the terms of the Agreement.

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Hurricane AMT, LLC and Subsidiary

Notes to Consolidated Financial Statements (Unaudited)

In December 2017, the Company entered into a Repayment and Release Agreement (RRA) as a result of fulfilling its guarantee obligation due to two franchisee loans defaulting which were guaranteed by the Company under the UNL Agreement. As part of the RRA, the Company entered a note payable with the Lender for $350,000. The Company’s guaranty remains in full force until such time as the note payable is paid full. Should the Company fail to make a monthly payment and not cure such payment within seven business days, the RRA shall terminate immediately and the entire outstanding balance and all accrued interest thereon shall be due on demand. In the event of a change in control event (as defined), the entire outstanding balance and all accrued interest thereon shall be due on demand within three business days of the change in control.

Operating Guarantee

In November 2015, the Company entered into an informal operating guarantee agreement with Casual Dining Ventures and its affiliates (CDV) to cover cash losses up to a certain threshold not to exceed $125,000 in 2016 and $100,000 in 2017 for three franchised restaurants. Two of the restaurants were jointly-owned by CDV and HWM (Jupiter and Sunrise), and the third restaurant was fully-owned by CDV (Boynton Beach). The Company’s exposure to loss began in 2016, and expired during 2017. All amounts advanced were subject to repayment, including an 8% interest rate, from future cash flows from the three restaurants.

On May 15, 2017, the Company reached an agreement with CDV whereby CDV would give up its 50% interest in the two jointly owned restaurants (Jupiter and Sunrise) to HWM and its fully-owned interest in the third restaurant (Boynton Beach) to the Company in exchange for HWM and the Company taking all existing assets and assuming all existing liabilities in separate agreements for each store.

After the transaction, Jupiter and Sunrise were fully-owned and operated by HWM and Boynton Beach was fully owned by HAMT. The advances made by HAMT to CDV for Sunrise and Jupiter were assumed by HWM as part of the agreement. The advances made by HAMT to CDV for Boynton Beach were written off against bad debt expense in the amount of $154,337 during the six months ended June 25, 2017 in conjunction with the agreement.

As a result of the Company’s agreement with CDV to terminate the Boynton Beach franchise agreement, the Company agreed to acquire all assets and assume all obligations of the Boynton Beach store location owned by CDV and provide CDV with options to purchase membership interests in the Company. The Company operated the Boynton Beach store location from May 15, 2017 to June 24, 2017 at which time it was closed for renovation and has not yet opened. The fair value of the assets acquired were nominal due to the planned store renovation and the liabilities primarily assumed included an equipment note payable of approximately $176,000 and payables to HWM entities of approximately $103,000. The Company recognized a settlement expense equal to the net liabilities assumed and fair value of options provided to CDV related to the termination of the franchise agreement of $308,212 which has been included in selling, general, and administrative expenses on the Statement of Operations and Changes in Members’ Deficit for the six months ended June 25, 2017. Subsequent to July 1, 2018, the Company entered into an assignment and assumption agreement with HWM whereas all assets and liabilities of the Boynton Beach store have been assigned and assumed by HWM resulting in HAMT no longer owning or operating the Boynton Beach store.

5. Subsequent Events

Management has evaluated subsequent events through September 18, 2018, the date on which the consolidated financial statements were available to be issued.

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